EXHIBIT (d)(6)

February 22, 2007

Diamond Resorts, LLC

3745 Las Vegas Blvd., South

Las Vegas, Nevada 89109

Attention: Stephen J. Cloobeck

Re:	Amendment No. 3 to Exclusivity Letter

Ladies and Gentlemen:

Reference is made to the letter agreement by and between Sunterra Corporation (“Sunterra”) and Diamond Resorts, LLC (“Diamond”), dated December 13, 2006, as amended by the letter agreements dated January 30, 2007 and February 15, 2007, each by and between Sunterra and Diamond (as amended, the “Exclusivity Letter”). This letter agreement, when countersigned by you in the space indicated below, sets forth the agreement of Sunterra with Diamond as follows:

1. Paragraph 2 of the Exclusivity Letter is hereby further amended by deleting the date “February 22, 2007” and inserting in lieu thereof the date “March 1, 2007.”

2. Paragraph 6 of the Exclusivity Letter is hereby further amended by deleting the date “February 22, 2007” and inserting in lieu thereof the date “March 1, 2007.”

3. Except as modified hereby, the Exclusivity Letter shall remain in full force and effect and is ratified in all respects. On and after the effectiveness of this letter agreement, each reference in the Exclusivity Letter to “this letter agreement,” “hereunder,” “hereof,” “herein” or words of like import, shall mean and be a reference to the Exclusivity Letter, as amended by this letter agreement.

4. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

5. This letter agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but such counterparts shall together constitute one and the same letter agreement.

[SIGNATURE PAGE FOLLOWS]

February 22, 2007

Please evidence your agreement to the foregoing by executing and returning the enclosed duplicate copy of this letter upon which this letter agreement shall become our mutually binding agreement.

Very truly yours,

Sunterra Corporation

By:	/s/ Frederick C Bauman
	Name:	Frederick C Bauman
	Title:	VP/General Counsel/Secretary

Accepted and Agreed to as of the date first written above:

Diamond Resorts, LLC

By:	/s/ Richard Cloobeck
	Name:	Richard Cloobeck
	Title:	Exec VP